SCHEDULE 14C

                INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[ X ]   Preliminary information statement
[   ]   Definitive information statement

Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

COMPOSITE INDUSTRIES OF AMERICA, INC.


Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required.
[   ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:
      Not Applicable.
(2)  Aggregate number of securities to which transaction applies:
      Not Applicable.
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is
     calculated and state how it was determined):   Not Applicable.
(4)  Proposed maximum aggregate value of transaction:   Not Applicable.
(5)  Total fee paid:   Not Applicable.

[   ]  Fee paid previously with preliminary materials.
[   ]  Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid: Not Applicable.
(2)  Form, Schedule or Registration Statement No.  : Not Applicable.
(3)  Filing Party: Not Applicable.
(4)  Date Filed: Not Applicable.



COMPOSITE INDUSTRIES OF AMERICA, INC.
4505 WEST HACIENDA AVENUE, UNIT I-1
LAS VEGAS, NEVADA 89118
(702) 579-4888

        __________ ___, 2001

Dear Stockholder:

        This Information Statement is being provided to inform you that the holders of a majority of the outstanding common stock of Composite Industries of America, Inc. (the "Company") has delivered to the Company written consent to the following action:

Authorizing an Amendment to the Company's Articles of Incorporation Increasing the Number of Authorized Shares of the Company's Common Stock to 200,000,000 and Authorizing the Company to Issue up to 100,000,000 Shares of Preferred Stock.

        The actions taken by the holders of a majority of the outstanding common stock will become effective twenty (20) days from the date hereof.

        This Information Statement is being provided to you for information purposes only. Your vote is not required to approve the action. This Information Statement does not relate to an annual meeting or special meeting in lieu of an annual meeting. You are not being asked to send a proxy and you are requested not to send one.

Very truly yours,



/s/Merle Ferguson
   --------------
   Merle Ferguson
   President



COMPOSITE INDUSTRIES OF AMERICA, INC.
4505 WEST HACIENDA AVENUE, UNIT I-1
LAS VEGAS, NEVADA 89118
(702) 579-4888

INFORMATION STATEMENT

This Information Statement is being mailed to the stockholders (the "Stockholders"), of Composite Industries of America, Inc., a Nevada corporation (the "Company"), in connection with the previous approval by the Company's Board of Directors (the "Board of Directors") of the corporate action referred to below and its subsequent adoption by written consent of the majority of the Stockholders. Accordingly, all necessary corporate approvals in connection with the matter referred to herein have been obtained and this Information Statement is furnished solely for the purpose of informing the Stockholders, in the manner required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of this corporate action before it takes effect.

This Information Statement is first being mailed or furnished to the Stockholders on or about __________ ___, 2001, and the transactions described herein shall not become effective until at least 20 days thereafter.


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY


AMENDMENT TO THE ARTICLES OF INCORPORATION

        This Information Statement is being furnished in order to notify the Stockholders that on or about October 3, 2001 the Company received written consents (the "Written Consents") in lieu of a meeting of the Stockholders from the holders of 21,867,000 shares of the common stock, par value $.001 per share (the "Common Stock"), representing approximately 54.6% of the total issued and outstanding shares of voting stock of the Company, adopting a resolution approving an amendment to the Articles of Incorporation of the Company (the "Articles of Incorporation") increasing the number of authorized shares of Common Stock to 200,000,000 and authorizing the Company to issue 100,000,000 shares of preferred stock (the "Preferred Stock") from time to time in one or more series (the "Amendment"). The Amendment gives the Board of Directors the authority to fix the number of shares of any series of Preferred Stock. It also confers upon the Board of Directors the authority to determine or alter the voting powers, rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease the number of shares of any such series subsequent to the issue of shares of that series. Moreover, the Amendment provides that the holders of each series of Preferred Stock may amend the provisions of such series of Preferred Stock without the consent of any holders of any class of Common Stock or any other series of Preferred Stock.

        This stockholder vote satisfied the requirements of Section 78.390 of the Nevada General Corporation Law (the "Nevada Law"), which stipulates that, in order to adopt an amendment to the Articles of Incorporation, such amendment must first be approved by a majority of all the votes entitled to be cast thereon. Action by the written consent of stockholders without a meeting is permitted by Section 78.320 of the Nevada Law.

        On October 3, 2001 the Board of Directors of the Company unanimously approved the Amendment by written consent, in accordance with Section 78.315 of the Nevada Law, and recommended that the Stockholders grant their approval thereto.

        REASONS FOR AND ADVANTAGES OF THE AMENDMENT

        Management adopted the Amendment primarily because, by increasing the number of authorized shares of Common Stock to 200,000,000 and by giving the Board of Directors the authority to issue 100,000,000 shares of Preferred Stock, the Company will be provided with additional shares of Common Stock and Preferred Stock for general corporate purposes, including stock dividends and splits, raising additional capital for the expansion of the Company's business, issuances upon conversion of outstanding shares of Preferred Stock which may be issued and possible future acquisitions. The Company's officers may from time to time engage in discussions with other businesses concerning the possible acquisition of such companies by the Company, in which the Company may consider issuing Common Stock or Preferred Stock as part or all of the acquisition price. The Board of Directors believes that an increase in the total number of shares of authorized Common Stock and the ability to issue Preferred Stock will better enable the Company to meet its future needs and give it greater flexibility in responding quickly to business opportunities. Furthermore, in management's opinion, underwriters and other members of the financial services industry may be more willing and better able to assist in capital raising programs for companies having the greater flexibility afforded by the availability of multiple series of preferred stock, with the voting powers, rights, preferences, privileges and restrictions of such preferred stock to be determined from time to time by the company's board of directors as each situation requires.

DISADVANTAGE OF THE AMENDMENT

        Despite the belief of the Board of Directors as to the benefits or advantages of the Amendment, some Stockholders may find the Amendment disadvantageous because it may have the effect of discouraging certain takeover attempts which are not approved by the Board of Directors. For example, when faced with a hostile tender offer, the Board of Directors could issue additional shares of Common Stock or Preferred Stock in order to dilute the stock ownership of persons seeking to obtain control of the Company, or it could create new series of Preferred Stock the holders of which must consent to any change of control of the Company. This "anti-takeover" provision, along with other "anti-takeover" provisions that may be adopted by the Company in the future, could have the effect of lessening the possibility that Stockholders of the Company would be able to receive a premium above market value for their shares in the event of a takeover. These provisions could also have an adverse effect on the market value of the shares of the Common Stock. To the extent that these provisions may restrict or discourage takeover attempts, they may render less likely a takeover opposed by the Board of Directors and may make removal of the Board of Directors or management less likely as well.

        The Amendment is not a response to any specific effort known to management to accumulate the Company's securities or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise. The Board of Directors has no present intention following the Amendment to further amend the Articles of Incorporation of the Company or the Bylaws of the Company to include any additional provisions which might deter an unsolicited takeover attempt, other than those set forth in this Information Statement. However, in the discharge of its fiduciary obligations to the Stockholders, the Board of Directors may consider in the future certain additional "anti-takeover" strategies which may enhance the Board of Directors' ability to negotiate with an unsolicited bidder.

PRINCIPAL STOCKHOLDERS

        The following table sets forth, as of October 3, 2001, certain information with respect to the beneficial ownership of the common stock by
(1) each person known by us to beneficially own more than 5% of our outstanding shares, (2) each of our directors, (3) each named executive officer and (4) all of our executive officers and directors as a group.
Except as otherwise indicated, each person listed below has sole voting and investment power with respect to the shares of common stock set forth opposite such person's name.

Name and Address of            Amount and Nature of          Percent of
Beneficial Owner (1)           Beneficial Ownership (2)   Outstanding Shares
5% Stockholders
------------------------------     -----------                 -------
Lenore Avenue LLC(3)                 2,416,491(4)                 6.0%
c/o Citco Trustees (Cayman)
  Limited
Commercial Centre
P.O. Box 31106 SMB
Grand Cayman, Cayman Islands

Directors and Named
Executive Officers
------------------------------     -----------                 -------
Merle Ferguson                      14,000,000                   34.9%
Susan Donohue                        5,867,000                   14.6%
William Morris                       2,000,000                   4.9%
Randy Vozka                          2,205,645                   5.5%
All the Officers and Directors
  As a Group                        24,072,645                  60.08%

____________________
*       Less than 1%

(1) Unless otherwise indicated, the address of each beneficial owner is c/o Composite Industries of America, Inc., 4505 West Hacienda Avenue, Unit I-1, Las Vegas, NV 89118.

(2) Under the rules of the SEC, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the date hereof. Unless otherwise indicated by footnote, the named entities or individuals have sole voting and investment power with respect to the shares of common stock beneficially owned.

(3) ________ is the [Manager] of Navigator Management, Ltd., the director and control person of Lenore Avenue LLC, and, through Navigator, has investment control of Lenore Avenue's shares.

(4) Represents 2,202,816 shares of our common stock issuable upon conversion of a note in the amount of $1,000,000, and 213,675 shares of our common stock issuable upon the exercise of a warrant.

MATERIAL INCORPORATED BY REFERENCE

The following document is incorporated herein by reference: The Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2001.


EXHIBITS     DESCRIPTION
----------   -----------
Exhibit 99   Annual Report for the fiscal year ended June 30, 2001
             (for reference purposes)